UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 5, 2021

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One First Avenue, Parris Building 34, Navy Yard Plaza Boston, Massachusetts	02129
(Address of Principal Executive Offices)	(Zip Code)

(617) 259-1970

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ZIOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 5, 2021, Ziopharm Oncology, Inc. (the “Company”) entered into a letter agreement with Laurence Cooper, M.D., Ph.D., the Company’s former Chief Executive Officer, providing for Dr. Cooper’s separation of employment with the Company, effective April 9, 2021 (the “Separation Agreement”). Under the Separation Agreement, in exchange for a release of claims and certain post-employment covenants and in lieu of any severance benefits under his employment agreement, Dr. Cooper is entitled to receive continuing payments of his base salary and COBRA premiums for a period of 18 months, a cash payment $143,250, representing a pro-rata target amount of his annual performance bonus for 2021, a fully-vested restricted stock award with a grant value of $917,000, equivalent to the 2020 annual bonus Dr. Cooper would have been entitled to had his employment not terminated, and certain limited reimbursements for legal fees and housing. Dr. Cooper is not entitled to any equity acceleration in connection with his separation, however his equity awards are eligible to continue to vest pursuant to their terms based on his consulting services to the Company.

In addition, on April 5, 2021, the Company entered into a consulting agreement with Dr. Cooper, pursuant to which Dr. Cooper will continue providing services as a consultant to the Company (the “Consulting Agreement”). The term of the Consulting Agreement commences upon Dr. Cooper’s employment separation and continues for up to three years, subject to earlier termination by either Dr. Cooper or the Company, provided that if Dr. Cooper terminates the agreement within the first year of the term, he is required to reimburse the Company certain of his cash severance described in the Separation Agreement. Under the Consulting Agreement, Dr. Cooper may earn consulting fees in amounts of up to $573,000 for the first year and $300,000 for each of the following two years and is also eligible for reimbursement of reasonable out-of-pocket business expenses. In addition, the Consulting Agreement includes confidentiality and intellectual property provisions.

The foregoing descriptions are a summary of the Separation Agreement and the Consulting Agreement and are qualified in their entirety by reference to the full texts of the Separation Agreement and the Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference. Portions of the Separation Agreement and Consulting Agreement may be subject to a confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Separation Agreement by and between the Company and Dr. Laurence Cooper, dated April 5, 2021.

10.2	Consulting Agreement by and between the Company and Dr. Laurence Cooper, entered into on April 5, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM ONCOLOGY, INC.

	By:	/s/ Robert Hadfield
Date: April 9, 2021	Name:	Robert Hadfield
	Title:	Chief Legal Officer